_________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

 April 8, 2005

          Bayview Financial Securities Company, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-122059	56-2336517
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4425 Ponce de Leon Boulevard, 4th Floor Coral Gables, Florida	33146 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (305) 341-5632

                                                               None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

            Item 8.01.  Other Events.1

            In connection with the offering of the Bayview Financial Mortgage Pass-Through Certificates, Series 2005-B (the “Certificates”), Lehman Brothers Inc. as representative of the underwriters of the Certificates (the “Representative”) has prepared certain materials (the “Collateral Term Sheet”), for distribution to potential investors.  Although Bayview Financial Securities Company, LLC provided the Representative with certain information regarding the characteristics of the mortgage loans in the related portfolio, it did not participate in the preparation of the Collateral Term Sheet filed hereby.

            For purposes of this Form 8-K, “Collateral Term Sheet” shall mean certain descriptive information about the mortgage loans underlying the offering of the Certificates, including data regarding the contractual and related characteristics of the underlying mortgage loans, such as the weighted average coupon, weighted average maturity and other factual information regarding the types of assets comprising the mortgage pool.  The Collateral Term Sheet is attached hereto as Exhibit 99.1.

1Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

Item 9.01.  Financial Statements; Pro Forma Financial Information and Exhibits.

            (a)        Not applicable.

            (b)        Not applicable.

            (c)        Exhibits:

99.1                 Collateral Term Sheet.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            BAYVIEW FINANCIAL SECURITIES COMPANY, LLC

                                                            By: /s/ Stuart Waldman

                                                                  Name:  Stuart Waldman

                                                                  Title:    Vice President

Dated:  April 8, 2005

EXHIBIT INDEX

Exhibit No.                                          Description                                         Page No.

99.1                                                       Collateral Term Sheet.                         6

Exhibit 99.1     Collateral Term Sheet